CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                  PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                    ENERGY INCOME LIMITED PARTNERSHIP P-8

       The undersigned General Partner hereby duly executes this Certificate of Limited Partnership of PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-8 (the "Partnership") which is being filed with the Secretary of State of Oklahoma in accordance with the Oklahoma Revised Uniform Limited Partnership Act.

       1.    The   name   of   the    Partnership    is    PaineWebber/Geodyne
Institutional/Pension Energy Income Limited Partnership P-8.

       2. The address of the registered office of the Partnership is 320 South Boston Ave., The Mezzanine, Tulsa, Oklahoma 74103, and the name of the registered agent whose business office address will be the same as the registered office address is Geodyne Properties, Inc.

       3. The address of the principal office of the Partnership in the United States where its Partnership records are to be kept or made available is c/o Geodyne Properties, Inc., 320 South Boston Ave., The Mezzanine, Tulsa, Oklahoma 74103-3708.

       4. The name, the mailing address, and the street address of the business or residence of each general partner of the Partnership are as follows:


       Name                 Mailing Address              Business Address

Geodyne Properties,      320 South Boston Ave.         320 South Boston Ave.
   Inc.                  The Mezzanine                 The Mezzanine
                         Tulsa, Oklahoma               Tulsa, Oklahoma
                        74103-3708                     74103-3708


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       5.    The latest  date upon which the  Partnership  is to  dissolve  is
February 28, 2012.

       SIGNED on this 28th day of February, 1992.

                                           GENERAL PARTNER:

                                           Geodyne Properties, Inc.
                                           a Delaware corporation



                                           By:  /s/ Michael E. Luttrell
                                                ---------------------------
                                                 Michael E. Luttrell
                                                 Executive Vice President